                                                                    Exhibit 23.2

                       [LETTERHEAD OF ANTON & CHIA, LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Annona Energy, Inc. (An Exploration Stage Company):

We consent to the inclusion in the foregoing  Registration Statement on Form S-1 our report dated March 26, 2013,  relating to our audit of the balance  sheet of
Annona  Energy,  Inc. as of December  31,  2012,  and the related  statement  of operations, stockholders' equity, and cash flows for the period from October 22,
2012  (Inception)  through  December 31, 2012.  Our report dated March 21, 2013, relating to the financial  statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also  consent  to the  reference  to us under the  caption  "Experts"  in the
Registration Statement.

/s/ Anton & Chia, LLP
---------------------------------
Newport Beach, California
March 26, 2013